UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 17, 2009

(Date of earliest event reported)

Virginia Savings Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-52946	20-8947933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Commerce Avenue

Front Royal, Virginia 22630

(Address of principal executive offices) (Zip Code)

(540) 635-4137

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At a special meeting of shareholders of Virginia Savings Bancorp, Inc. (the “Company”) held on December 17, 2009, the shareholders of the Company approved proposals to effect a reclassification of certain shares of the Company’s common stock into Series A Non-Voting Preferred Stock. As a result of the reclassification, each share of common stock held by shareholders of record owning fewer than 1,000 shares immediately prior to the effective time of the reclassification will be converted into the right to receive one share of Series A Non-Voting Preferred Stock. The reclassification is being undertaken for the purpose of reducing the number of common shareholders of record to less than 300, such that the Company can deregister its common stock under the Securities Exchange Act of 1934, as amended. The reclassification will be effected pursuant to Articles of Amendment to the Company’s Articles of Incorporation which are expected be filed with the Virginia State Corporation Commission and become effective on December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA SAVINGS BANCORP, INC.

Date: December 18, 2009	By:	/S/ W. MICHAEL FUNK
W. MICHAEL FUNK
PRESIDENT AND CHIEF EXECUTIVE OFFICER